Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Senior Vice President and Chief Financial Officer	Global Communications Director
tom.paulson@tennantco.com	kathryn.lovik@tennantco.com
763-540-1204	763-540-1212

Tennant Company Reports 2018 First Quarter Results

Net sales of approximately $273 million in the first quarter

Organic sales rose 6.5 percent, as a result of growth in all geographic regions

First quarter GAAP diluted earnings per share of $0.18; Adjusted EPS excluding special items of $0.27

Adjusted EBITDA of approximately $25 million, or 9.2 percent of sales, up 240 basis points

Company updates 2018 full year net sales, earnings and EBITDA outlook
MINNEAPOLIS, April 23, 2018—Tennant Company (“Tennant”) (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported net sales of $272.8 million and net earnings of $3.3 million, or $0.18 per share, and adjusted net earnings of $5.0 million, or $0.27 per share, for the quarter ended March 31, 2018. The 2018 first quarter results reflected $2.3 million in pre-tax charges, or $0.09 per share, related to non-operational special items, including IPC acquisition integration costs. Additionally, the 2018 first quarter results included a pre-tax charge of $5.5 million, or $0.22 per share, from amortization of the intangible assets related to the IPC acquisition. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the first quarter were $25.2 million, or 9.2 percent of sales, compared to $13.0 million, or 6.8 percent of sales, in the year-ago quarter. (See the Supplemental Non-GAAP Financial Table).
“We are very pleased with our strong start to the year and are well positioned for additional momentum throughout the rest of 2018,” said Chris Killingstad, Tennant Company's president and chief executive officer. “In the first quarter, we made important, ongoing progress against our growth and value-creation initiatives by improving field-service utilization and manufacturing efficiencies, introducing new products, developing strategic relationships to drive innovation, and executing on our sales strategy across all of our geographies, especially with our strategic accounts. We are confident in the platform we are building to enhance both top- and bottom-line performance, as well as the long-term success of the business.”

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First-Quarter Operating Review
The company's 2018 first quarter consolidated net sales of $272.8 million increased approximately 42.8 percent over the same period last year. This includes a 33.2 percent increase due to acquisitions, a foreign currency benefit of 3.1 percent and a 6.5 percent increase in organic sales. Organic growth during the period was driven by all regions, particularly the Americas.
Geographically, sales in the Americas region improved 13.9 percent, up 8.2 percent organically, reflecting the impact of strategic accounts and improved sales in the company’s service, parts and consumables business in the North America region, as well as 11.4 percent organic growth in the Latin American region from strong growth in Brazil. Sales in the Europe, Middle East and Africa (EMEA) region were up 166.9 percent, or 2.1 percent organically, reflecting solid growth in the France, Netherlands and Iberian markets, as well as strategic accounts. Sales in the Asia Pacific (APAC) region rose 42.5 percent, up 1.0 percent organically, reflecting strong results in Australia.
Tennant's gross margin in the 2018 first quarter was 40.5 percent, compared to 41.7 percent in the same period last year, reflecting the negative mix of the IPC business of 66 basis points and a negative impact of an inventory write-down of approximately 40 basis points. Gross margin was also impacted by a higher mix of strategic accounts sales, which were partially offset by improved operational performance in both manufacturing and service. Throughout the first quarter, Tennant made progress on productivity initiatives within its field service truck operations and manufacturing operations, and the company remains intently focused on gross margin expansion.
Research and development (R&D) expense for the 2018 first quarter totaled $8.0 million, or 2.9 percent of sales, versus $8.4 million, or 4.4 percent of sales, a year ago. The lower-than-forecasted R&D expense for the first quarter reflects the timing of anticipated project spend in 2018, primarily related to the announcement of the company’s strategic relationship with Brain Corp (“Brain”) to accelerate development of Tennant’s autonomous floor cleaning technology. Tennant remains committed to investing in a robust pipeline of new products and technologies and expects 2018 R&D investments to be in line with the previously disclosed range of 3.0 to 3.5 percent of sales.
Selling and administrative (S&A) expense in the 2018 first quarter was $92.3 million, or 33.8 percent of sales, compared to $74.0 million, or 38.7 percent of sales, a year ago. The first quarters of 2018 and 2017 included non-operational costs of $2.3 million and $10.9 million, respectively. Excluding these items, S&A expense as a percent of sales was 33.0 percent in both 2018 and 2017. In addition, the first quarter of 2018 included a non-cash amortization expense related to IPC of $5.5 million, or 2 percent of sales, which was not included in the prior year. Tennant continues to leverage disciplined spending control with investments in key growth initiatives. (See the Supplemental Non-GAAP Financial Table.)
Tennant’s 2018 first quarter net earnings were $3.3 million, compared to a net loss of $4.0 million in the 2017 first quarter. Excluding the non-operational items, the 2018 first quarter net earnings were $5.0 million, compared to net earnings of $5.4 million in the 2017 first quarter.

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Page 3 – Tennant Company Reports 2018 First Quarter Results

During the 2018 first quarter, Tennant generated cash flow from operations of $5.5 million, compared to net cash used in operations of $11.1 million in the 2017 first quarter. Cash on the balance sheet at March 31, 2018, totaled $54.0 million versus $58.4 million at December 31, 2017. The company’s total debt was $376.0 million compared to $380.0 million at the end of 2017. During the 2018 first quarter, Tennant paid $3.8 million in cash dividends to shareholders.
New Products and Technology
In 2018, Tennant Company plans to introduce new products and product variants to help drive our vitality index above the stated goal of 30 percent. So far this year, the company:

•
Launched its newest family of automatic scrubbers: the Tennant T600 Series. Each unit is designed with the latest in cleaning technology and innovation to deliver consistent, high-quality performance to exceed the needs of today’s facility managers and to deliver consistent results, reliable operation and quality assurance.

•
Announced its plans to launch its first autonomous floor care machine designed to operate in complex, real-world environments without direct operator control. Through the company’s newly forged relationship with Brain, an artificial intelligence (“A.I.”) company specializing in technology for autonomous robots, the autonomous Tennant T7 will seamlessly integrate Brain’s proprietary A.I. robotic technology software platform, BrainOS®, to deliver a cleaning solution designed to maximize productivity, increase efficiency and optimize safety. The first Tennant autonomous solution is expected to be available in North America on the T7 floor scrubber in late 2018 with further expansion into global markets and additional models to follow.

2018 Business Outlook
Killingstad concluded, “We are confident that the structural and operational improvements we made in 2017 are and will continue to drive strong results in 2018, and we are pleased to increase our previously announced 2018 full year guidance ranges for sales, adjusted EPS and adjusted EBITDA. The multiple initiatives we have in place to drive growth underscore our optimism. As we look ahead, we remain committed to maintaining our robust new product and technology pipeline and accelerating our leadership in this area, successfully completing the integration of IPC, building our global market coverage, improving operating efficiency and strengthening our financial position to generate significant returns for shareholders.”
Following strong momentum and 2018 first quarter results, along with currency related tailwinds, Tennant is increasing the low and high end of the previously announced 2018 full year guidance range for sales by $10 million. The company anticipates net sales to be in the range of $1.08 billion to $1.11 billion, up 7.6 percent to 10.7 percent compared to the prior year and reflecting organic growth of 3.0 percent to 3.5 percent. Based on the anticipated higher level of sales, Tennant is increasing its anticipated range for adjusted earnings per share by $0.05 per share to a range of $1.85 to $2.05. This excludes $3.0 million to $4.0 million of special items, including IPC acquisition costs. The company expects the 2018 full year reported GAAP earnings to remain in the range of $1.70 to $1.90 per share and is increasing the anticipated adjusted EBITDA range by $2 million to a range of $113 million to $118 million.

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Page 4 – Tennant Company Reports 2018 First Quarter Results

Tennant's 2018 annual financial outlook includes the following additional assumptions:

•	Reasonable growth in all regions, especially strategic accounts in North America;

•	Gross margin performance in the range of 41.0 percent to 42.0 percent;

•	R&D expense in the range of 3.0 percent to 3.5 percent of sales;

•	Capital expenditures in the range of $25 million to $30 million; and

•	An effective tax rate of approximately 24 percent.
Conference Call
Tennant will host a conference call to discuss 2018 first quarter results today, April 23, 2018 at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A taped replay of the conference call, with slides, will be available at investors.tennantco.com until May 23, 2018.
Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; cleaning tools and supplies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.0 billion in 2017 and has approximately 4,300 employees. Tennant has manufacturing operations throughout the world; and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.
Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: our ability to effectively manage organizational changes; our ability to attract, retain and develop key personnel and create effective succession planning strategies; the competition in our business; fluctuations in the cost, quality or availability of raw materials and purchased components; our ability to successfully upgrade and evolve our information technology systems; our ability to develop and commercialize new innovative products and services; our ability to integrate acquisitions, including IPC; our ability to generate sufficient cash to satisfy our debt obligations; geopolitical and economic uncertainty throughout the world; our ability to successfully protect our information technology systems from cyber security risks; the occurrence of a significant business interruption; our ability to comply with laws and regulations; the potential disruption of our business from actions of activist investors or others; the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally; unforeseen product liability claims or product quality issues; and our internal control over financial reporting risks resulting from our acquisition of IPC.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2017 Form 10-K or 2017 Form 10-Qs. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

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Page 5 – Tennant Company Reports 2018 First Quarter Results

We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.
Non-GAAP Financial Measures
This news release and the related conference call include presentation of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends, and to gain an understanding of the comparative operating performance of the company.
We believe that disclosing Selling and Administrative Expense - as adjusted, Profit from Operations - as adjusted, Operating Margin - as adjusted, Profit Before Income Taxes - as adjusted, Income Tax Expense - as adjusted, Net Earnings Attributable to Tennant Company - as adjusted, and Net Earnings Attributable to Tennant Company per Share - as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from restructuring charge, acquisition costs, certain non-operational professional services, and debt financing costs write-off, are useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate Selling and Administrative Expense - as adjusted, Profit from Operations - as adjusted, Operating Margin - as adjusted, and Profit Before Income Taxes - as adjusted by adding back the pre-tax effect of the restructuring charge, acquisition costs, and certain non-operational professional services. We calculate Income Tax Expense - as adjusted by adding back the tax effect of the restructuring charge, acquisition costs, certain non-operational professional services and debt financing costs write-off. We calculate Net Earnings Attributable to Tennant Company - as adjusted by adding back the after-tax effect of the restructuring charge, acquisition costs, certain non-operational professional services, and debt financing costs write-off. We calculate Net Earnings Attributable to Tennant Company per Share - as adjusted by adding back the after-tax effect of the restructuring charge, acquisition costs, certain non-operational professional services, debt financing costs write-off and dividing the result by the diluted weighted average shares outstanding.
We believe that disclosing Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and EBITDA Margin, excluding the impact from restructuring charge, acquisition costs, certain non-operational professional services, and debt financing costs write-off (EBITDA - as adjusted), is useful to investors as a measure of operating performance. We use these measures to monitor and evaluate operating performance. EBITDA - as adjusted and EBITDA Margin are financial measures that do not reflect GAAP. We calculate EBITDA - as adjusted by adding back the pre-tax effect of the restructuring charge, acquisition costs, certain non-operating professional services, debt financing costs write-off Interest Income, Interest Expense, Income Tax Expense, Depreciation Expense and Amortization Expense to Net Earnings (Loss) - as Reported. We calculate EBITDA Margin - as adjusted by dividing EBITDA - as adjusted by Net Sales.
Investors should consider these non-GAAP financial measures in addition to, not as a substitute for, or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Table to this earnings release.

FINANCIAL TABLES FOLLOW

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Page 6 – Tennant Company Reports 2018 First Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except shares and per share data)	Three Months Ended
	March 31
	2018	2017
Net Sales	$272,847	$191,059
Cost of Sales	162,210	111,323
Gross Profit	110,637	79,736
Gross Margin	40.5%	41.7%
Operating Expense:
Research and Development Expense	7,996	8,446
Selling and Administrative Expense	92,269	73,956
Total Operating Expense	100,265	82,402
Profit (Loss) from Operations	10,372	(2,666)
Operating Margin	3.8%	(1.4)%
Other Income (Expense):
Interest Income	749	84
Interest Expense	(5,745)	(794)
Net Foreign Currency Transaction Losses	(749)	(1,197)
Other (Expense) Income, Net	(250)	32
Total Other Expense, Net	(5,995)	(1,875)
Profit (Loss) Before Income Taxes	4,377	(4,541)
Income Tax Expense (Benefit)	1,077	(584)
Net Earnings (Loss) Including Noncontrolling Interest	3,300	(3,957)
Net Earnings Attributable to Noncontrolling Interest	26	—
Net Earnings (Loss) Attributable to Tennant Company	$3,274	$(3,957)

Net Earnings (Loss) Attributable to Tennant Company per Share:
Basic	$0.18	$(0.22)
Diluted	$0.18	$(0.22)

Weighted Average Shares Outstanding:
Basic	17,790,989	17,596,546
Diluted	18,245,359	17,596,546

Cash Dividends Declared per Common Share	$0.21	$0.21

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In thousands)	Three Months Ended
	March 31
	2018	2017	%
Americas	$162,638	$142,770	13.9
Europe, Middle East and Africa	88,816	33,276	166.9
Asia Pacific	21,393	15,013	42.5
Total	$272,847	$191,059	42.8
(1) Net of intercompany sales.

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Page 7 – Tennant Company Reports 2018 First Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	March 31,	December 31,
	2018	2017
ASSETS
Current Assets:
Cash and Cash Equivalents	$54,001	$58,398
Restricted Cash	645	653
Net Receivables	212,265	209,516
Inventories	140,290	127,694
Prepaid Expenses	21,537	19,351
Other Current Assets	5,942	7,503
Total Current Assets	434,680	423,115
Property, Plant and Equipment	387,130	382,768
Accumulated Depreciation	(209,204)	(202,750)
Property, Plant and Equipment, Net	177,926	180,018
Deferred Income Taxes	14,832	11,134
Goodwill	196,165	186,044
Intangible Assets, Net	172,297	172,347
Other Assets	20,002	21,319
Total Assets	$1,015,902	$993,977

LIABILITIES AND TOTAL EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$30,902	$30,883
Accounts Payable	102,702	96,082
Employee Compensation and Benefits	34,674	37,257
Income Taxes Payable	2,800	2,838
Other Current Liabilities	70,293	69,447
Total Current Liabilities	241,371	236,507
Long-Term Liabilities:
Long-Term Debt	342,420	345,956
Employee-Related Benefits	23,394	23,867
Deferred Income Taxes	53,412	53,225
Other Liabilities	47,934	35,948
Total Long-Term Liabilities	467,160	458,996
Total Liabilities	708,531	695,503
Equity:
Common Stock	6,717	6,705
Additional Paid-In Capital	18,295	15,089
Retained Earnings	297,717	297,032
Accumulated Other Comprehensive Loss	(17,244)	(22,323)
Total Tennant Company Shareholders’ Equity	305,485	296,503
Noncontrolling Interest	1,886	1,971
Total Equity	307,371	298,474
Total Liabilities and Total Equity	$1,015,902	$993,977

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Page 8 – Tennant Company Reports 2018 First Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Three Months Ended
	March 31
	2018	2017
OPERATING ACTIVITIES
Net Earnings (Loss) Including Noncontrolling Interest	$3,300	$(3,957)
Adjustments to reconcile Net Earnings (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation	7,708	4,493
Amortization of Intangible Assets	5,838	244
Amortization of Debt Issuance Costs	501	—
Deferred Income Taxes	(3,151)	(2,650)
Share-Based Compensation Expense	2,748	2,573
Allowance for Doubtful Accounts and Returns	723	251
Other, Net	137	18
Changes in Operating Assets and Liabilities, Net of Assets Acquired:
Receivables, Net	(359)	12,419
Inventories	(10,787)	(8,631)
Accounts Payable	5,734	1,882
Employee Compensation and Benefits	(3,403)	(13,630)
Other Current Liabilities	(1,810)	1,699
Income Taxes	(217)	(1,513)
Other Assets and Liabilities	(1,423)	(4,307)
Net Cash Provided by (Used in) Operating Activities	5,539	(11,109)

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(3,480)	(4,673)
Proceeds from Disposals of Property, Plant and Equipment	16	53
Proceeds from Principal Payments Received on Long-Term Note Receivable	167	—
Issuance of Long-Term Note Receivable	—	(1,500)
Acquisition of Business, Net of Cash Acquired	—	(304)
Purchase of Intangible Asset	(1,000)	(2,500)
Net Cash Used in Investing Activities	(4,297)	(8,924)

FINANCING ACTIVITIES
Proceeds from Issuance of Long-Term Debt	—	20,000
Payments of Long-Term Debt	(4,037)	(11,151)
Change in Capital Lease Obligations	81	—
Proceeds from Issuances of Common Stock	794	1,655
Dividends Paid	(3,758)	(3,722)
Net Cash (Used in) Provided by Financing Activities	(6,920)	6,782

Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	1,273	330

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(4,405)	(12,921)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	59,051	58,550

Cash, Cash Equivalents and Restricted Cash at End of Period	$54,646	$45,629

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended
	March 31
	2018	2017

Selling and Administrative Expense - as reported	$92,269	$73,956
Selling and Administrative Expense as a percent of Net Sales - as reported	33.8%	38.7%
Adjustments:
Restructuring Charge	—	(8,018)
Acquisition Costs	(1,015)	(2,874)
Professional Services	(1,244)	—
Selling and Administrative Expense - as adjusted	$90,010	$63,064
Selling and Administrative Expense as a percent of Net Sales - as adjusted	33.0%	33.0%

Profit (Loss) from Operations - as reported	$10,372	$(2,666)
Operating Margin - as reported	3.8%	(1.4)%
Adjustments:
Restructuring Charge	—	8,018
Acquisition Costs	1,015	2,874
Professional Services	1,244	—
Profit from Operations - as adjusted	$12,631	$8,226
Operating Margin - as adjusted	4.6%	4.3%

Profit (Loss) Before Income Taxes - as reported	$4,377	$(4,541)
Adjustments:
Restructuring Charge	—	8,018
Acquisition Costs	1,015	2,874
Professional Services	1,244	—
Financing Costs	—	1,157
Profit Before Income Taxes - as adjusted	$6,636	$7,508

Income Tax Expense (Benefit) - as reported	$1,077	$(584)
Adjustments:
Restructuring Charge(1)	—	2,234
Acquisition Costs(1)	254	—
Professional Services(1)	305	—
Financing Costs(1)	—	433
Income Tax Expense - as adjusted	$1,636	$2,083
(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where expenses were incurred and deductible for tax purposes.

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Page 10 – Tennant Company Reports 2018 First Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended
	March 31
	2018	2017

Net Earnings (Loss) Attributable to Tennant Company - as reported	$3,274	$(3,957)
Adjustments:
Restructuring Charge	—	5,784
Acquisition Costs	761	2,874
Professional Services	939	—
Financing Costs	—	724
Net Earnings Attributable to Tennant Company - as adjusted	$4,974	$5,425

Net Earnings (Loss) Attributable to Tennant Company per Share - as reported:
Diluted	$0.18	$(0.22)
Adjustments:
Restructuring Charge	—	0.32
Acquisition Costs	0.04	0.17
Professional Services	0.05	—
Financing Costs	—	0.04
Adjustment from Impact of Using Diluted Shares	—	(0.01)
Net Earnings Attributable to Tennant Company per Share - as adjusted	$0.27	$0.30

Net Earnings (Loss) Including Noncontrolling Interest - as reported	$3,300	$(3,957)
Adjustments:
Interest Income	(749)	(84)
Interest Expense	5,745	794
Income Tax Expense (Benefit)	1,077	(584)
Depreciation Expense	7,708	4,493
Amortization Expense	5,838	244
Restructuring Charge	—	8,018
Acquisition Costs	1,015	2,874
Professional Services	1,244	—
Financing Costs	—	1,157
Earnings Before Interest, Taxes, Depreciation & Amortization - as adjusted	$25,178	$12,955
EBITDA Margin - as adjusted	9.2%	6.8%

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